As Filed with the Securities and Exchange Commission on June 11, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AIRSPAN NETWORKS INC.
(Exact name of registrant as specified in its charter)

Washington	75-2743995
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
777 Yamato Road
Suite 310
Boca Raton, FL 33431
(561) 893-8670

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Brant
Chief Financial Officer
777 Yamato Road
Suite 310
Boca Raton, FL 33431
(561) 893-8670

(Name, address, including zip code, and telephone number, including area code, of agents for service)

Copy to:
Ted Farris, Esq.
Dorsey & Whitney LLP
250 Park Avenue
New York, NY 10177
(212) 415-9200

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (3)
Common Stock, par value $.0003 per share	—	—
Convertible Preferred Stock, par value $.0001 per share	—	—
Warrants	—	—
Total	$50,000,000	$1,535.00

(1)
An indeterminate number of the securities is being registered as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $50,000,000. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement.

(2)	Not specified with respect to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended.

(3)	The estimated registration fee for the securities has been calculated pursuant to Rule 457(o).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Shareholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated June 11, 2007

Prospectus

$50,000,000

AIRSPAN NETWORKS INC.

COMMON STOCK
CONVERTIBLE PREFERRED STOCK
WARRANTS

We may offer, from time to time, in one or more series:

•	shares of common stock;

•	shares of convertible preferred stock; and

•	warrants to purchase the above securities.

The securities:

•	will have a maximum aggregate offering price of $50,000,000;

•	will be offered at prices and on terms to be set forth in one or more accompanying prospectus supplements;

•	may be offered separately or together, or in separate series; and

•	may be listed on a national securities exchange, if specified in an accompanying prospectus supplement.

Airspan Networks Inc.’s common stock is listed on The NASDAQ Global Market under the symbol “AIRN.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities may be sold from time to time directly, through agents or through underwriters and/or dealers.

If any agent of the issuer or any underwriter is involved in the sale of the securities, the name of such agent or underwriter and any applicable commission or discount will be set forth in the accompanying prospectus supplement.

This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement.

The date of this prospectus is ________, 2007.

ii

You should rely only on the information contained in or incorporated by reference in this prospectus and the accompanying prospectus supplement. No person has been authorized to give any information or to make any representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by us or any underwriter, dealer or agent. Neither this prospectus nor the accompanying prospectus supplement constitutes an offer to sell or a solicitation of an offer to buy securities in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information provided by this prospectus or the accompanying prospectus supplement is accurate as of any date other than the respective dates on the front of those documents.

In this prospectus and in the accompanying prospectus supplement, unless the context requires otherwise, references to “Airspan,” “we,” “us” and “our” mean Airspan Networks Inc. and its subsidiaries.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	1
FORWARD LOOKING STATEMENTS	2
AIRSPAN NETWORKS INC.	2
RISK FACTORS	3
USE OF PROCEEDS	3
DESCRIPTION OF CAPITAL STOCK	3
DESCRIPTION OF WARRANTS	8
PLAN OF DISTRIBUTION	9
VALIDITY OF SECURITIES	10
EXPERTS	10

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  ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $50,000,000. This prospectus provides you with a general description of the securities we may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding Airspan Networks Inc. and the offered securities, please refer to the registration statement. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

  WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and the other information we file with the SEC contain additional information about us. Our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov. You may also read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. You can also inspect these materials at the offices of The NASDAQ Global Market, at 1735 K Street, N.W., Washington, D.C. 20006.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the securities that may be offered hereby. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For more information about us and the securities covered by this prospectus, you should see the registration statement and its exhibits and schedules. Any statement made in this prospectus concerning the provisions of documents may be incomplete, and you should refer to the copy of such documents filed as an exhibit to the registration statement with the SEC.

  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information we file with the SEC after the date of this prospectus will automatically update and supersede the information included and the information incorporated by reference in this prospectus.

We incorporate by reference the following documents and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of this offering:

•	Our Quarterly Report on Form 10-Q for the quarter ended April 1, 2007;

•	Our Current Report on Form 8-K filed May 10, 2007 (only to the extent deemed filed);

•	Our Current Report on Form 8-K filed March 1, 2007 (only to the extent deemed filed);

•	Our Annual Report on Form 10-K for the year ended December 31, 2006; and

•	All of our filings pursuant to the Securities Exchange Act after the date of filing the initial registration statement and prior to effectiveness of the registration statement.

Certain Current Reports on Form 8-K dated both prior to and after the date of this prospectus are or will be furnished to the SEC and shall not be deemed “filed” with the Securities and Exchange Commission and will not be incorporated by reference into this prospectus. However, all other reports and documents filed by us after the date of this prospectus under Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of the Common Stock covered by this prospectus are also incorporated by reference in this prospectus and are considered to be part of this prospectus from the date those documents are filed.

You may request a copy of this prospectus and any document incorporated by reference herein at no cost, by writing, calling or e-mailing us at the following address:

Airspan Networks Inc.
777 Yamato Road, Suite 310
Boca Raton, Florida 33431
Telephone: (561) 893-8670
E-mail: pguevara@airspan.com

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information.

  FORWARD LOOKING STATEMENTS

This prospectus contains projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans” “anticipates,” “intends,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our views as of the date of this prospectus with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We will discuss many of these risks and uncertainties in greater detail in any prospectus supplement under the heading “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus.

You should read this prospectus and the documents that we incorporate by reference into this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

We do not intend to update these forward-looking statements, whether as a result of new information, future events or otherwise. You should, however, review additional disclosures we make in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K and any proxy statements filed with the SEC.

  AIRSPAN NETWORKS INC.

We are a global supplier of Broadband Wireless equipment for WiMAX, WiFi and other technologies, including Voice-over-Internet Protocol (“VoIP”) switching that allow communications service providers (often referred to as “local exchange carriers,” or simply telephone companies), Internet service providers (often referred to as “ISPs”) and other telecommunications users, such as utilities and enterprises, to cost-effectively deliver high-speed data and voice services using radio frequencies rather than wires. We call this transmission method “Broadband Wireless”. Historically, the primary market for our systems was a subset of the fixed broadband wireless access systems market - the fixed point-to-multipoint market in radio frequencies below 6.0 GHz. In the future, we expect the market to include fixed, portable and mobile broadband wireless access systems markets, in the same frequencies.

Each of our wireless systems utilizes digital radio technology, which provides either wide- or local-area coverage, robust security and resistance to fading. These systems can be deployed rapidly, providing an attractive alternative or complement to traditional copper wire, cable, or fiber-optic communications access networks. Our products also include software tools that optimize geographic coverage of our systems and provide ongoing network management. To facilitate the deployment and operation of our systems, we also offer network installation, training and support services. Our broadband wireless systems have been installed by more than 400 network operators in more than 100 countries.

Airspan’s predecessor, Airspan Communications Corporation, was incorporated as a Delaware corporation on January 30, 1998. Airspan Networks Inc. was incorporated in 1999 as a Washington corporation. At that time Airspan Communications Corporation merged into Airspan Networks Inc. Our corporate headquarters are located in Boca Raton, Florida. Our main operations, manufacturing and product development centers are located in Uxbridge, U.K., Airport City, Israel, and in Espoo, Finland.

Our product portfolio is comprised of a variety of products which operate based on (i) proprietary technologies we or others have developed and patented, (ii) WiMAX standards, or (iii) WiFi standards. Our product portfolio also includes VoIP products.

Our principal executive offices are located at 777 Yamato Road, Suite 310, Boca Raton, Florida 33431. Our telephone number in Boca Raton is (561) 893-8670.

  RISK FACTORS

Investing in our securities involves a high degree of risk. The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of material risks applicable to an investment in Airspan and to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.

As noted under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006, third parties may from time to time assert exclusive patent, copyright, trademark and other intellectual property infringement claims against the technologies that are important to us. We received a letter dated November 9, 2006 from WI-LAN Inc. raising various patent infringement claims and offering us a license of various WI-LAN patents. After reviewing WI-LAN’s Claims, on February 1, 2007, we sent a letter to WI-LAN notifying them that we had determined that we did not require a license from WI-LAN. On May 29, 2007 we received a follow up letter and materials from WI-LAN which continued to assert those claims. The Company is currently reviewing this matter in consultation with its patent counsel.

  USE OF PROCEEDS

Unless we set forth other uses of proceeds in the prospectus supplement, we will use the net proceeds of the sale of the securities described in this prospectus and any prospectus supplement for general corporate purposes. These may include, among other uses, the reduction of outstanding indebtedness, working capital purposes, capital expenditures or acquisitions.

  DESCRIPTION OF CAPITAL STOCK

Our amended and restated articles of incorporation authorize the issuance of 100,000,000 shares of common stock, $.0003 par value per share, and 5,000,000 shares of convertible preferred stock, $.0001 par value per share. At April 1, 2007, we had 40,762,820 shares of common stock issued and outstanding, excluding shares issuable upon exercise of options and Series B Preferred Stock. In addition, we had 200,690 shares of Series B Preferred Stock outstanding on such date. At April 1, 2007, the Series B Preferred Stock was convertible into 20,069,000 shares of common stock.

The following is a summary of certain provisions of Washington law and our amended and restated articles of incorporation and by-laws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Washington and our amended and restated articles of incorporation and by-laws.

Common Stock

Holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders generally, including the election of directors. Holders of common stock have no cumulative voting rights and no preemptive or conversion rights. There are no redemption or sinking fund provisions available to the holders of common stock. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock will be entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available for such dividends. In the event of a liquidation, dissolution or winding up of Airspan, holders of common stock will be entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference to any then-outstanding holders of preferred stock.

Convertible Preferred Stock

At April 1, 2007, our amended and restated articles of incorporation authorized us to issue 5,000,000 shares of convertible preferred stock, which may be issued from time to time in one or more series upon authorization by our board of directors. Our board of directors, without further approval of the shareholders, is authorized to fix the terms, conversion rights, voting powers, designations, preferences and any other rights of each series of convertible preferred stock. The issuance of convertible preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of the holders of our common stock and, under certain circumstances, make it more difficult for a third party to gain control of Airspan, discourage bids for our common stock, or otherwise adversely affect the market price of our common stock.

Effective as of September 10, 2004, the Company entered into a Preferred Stock Purchase Agreement with Oak Investment Partners XI Limited Partnership (“Oak”) pursuant to which the Company sold 73,000 shares of the Convertible Preferred Stock designated as the “Series A Preferred Stock” to Oak for $29,200,000 (the “Series A Purchase Agreement”). These shares of Series A Preferred Stock were initially convertible into 7.3 million shares of Common Stock. The transaction closed on September 13, 2004. The shares of Series A Preferred Stock were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Effective September 25, 2006, the Series A Purchase Agreement automatically terminated pursuant to and in accordance with the terms of the Preferred Stock Purchase Agreement, dated July 28, 2006, between the Company and Oak (the “Series B Purchase Agreement”). Pursuant to the Series B Purchase Agreement, the Purchaser transferred $29 million in cash and all 73,000 outstanding shares of Series A Preferred Stock held by the Purchaser to the Company in exchange for 200,690 shares of the Company’s Series B Preferred Stock. As a result the Series A Preferred Stock is no longer outstanding.

The holders of Series B Preferred Stock are entitled to and subject to the following rights and obligations:

•
Conversion Rights. Holders of the Series B Preferred Stock may convert the stock into shares of the Company’s common stock at any time at an initial conversion price of $2.90 per share (the “Conversion Price”), subject to adjustment as described below. For any thirty trading day period beginning after September 25, 2008, the Series B Preferred Stock will automatically convert into shares of the Company’s common stock at the Conversion Price if the common stock trades above $9.00 per share for 30 consecutive trading days. The Conversion Price is subject to certain antidilution adjustments, including for certain common stock dividends and distributions, stock splits, stock subdivisions and combinations, reclassifications, reorganizations, consolidations and for issuances of additional shares of common stock at below the Conversion Price.

•
Voting Rights. Each share of Series B Preferred Stock will initially be entitled to 81 votes on all matters submitted to a vote of the holders of the Company’s common stock. This voting ratio is subject to certain adjustments if the Conversion Price is adjusted for common stock dividends and distributions, stock splits, stock subdivisions and combinations or for certain reclassifications, reorganizations and consolidations.

•
Director Designation Rights. As long as Oak is a majority holder of the Series B Preferred Stock and the beneficial holder of at least 15% of the Company’s common stock, Oak will be entitled to elect one member to the Company’s Board of Directors.

•
Dividends. Holders of the Series B Preferred Stock are entitled to participate in dividends declared with respect to the common stock as if the Series B Preferred Stock was converted into the common stock.

•
Redemption Rights. The Company has the right on at least 30 but not more than 45 days notice, after September 25, 2011, to buy back any then outstanding Series B Preferred Stock, in whole or in 15% increments, at a price of $362.50 per share of Series B Preferred Stock (as appropriately adjusted for any combinations, divisions or similar recapitalizations with respect to the Series B Preferred Stock), plus an amount equal to all declared and unpaid dividends.

•
Liquidation. The Series B Preferred Stock is identified as ranking senior and prior to the common stock and all other classes or series of capital stock (other than preferred stock) with respect to payments upon liquidation. Upon any liquidation, holders are entitled to receive prior and in preference to any distribution to holders of the Company's common stock, the greater of (i) $290 per share of Series B Preferred Stock (the “Original Issue Price”) (as appropriately adjusted for any combinations, divisions, or similar recapitalizations with respect to the Series B Preferred Stock) plus all accumulated or accrued and unpaid dividends thereon or a pro rata portion of the amount available for distribution or (ii) the amount they would receive in such transaction if they converted the Series B Preferred Stock into Common Stock. The Original Issue Price will be appropriately adjusted for any combinations, divisions, or similar recapitalizations with respect to the Series B Preferred Stock.

•
Restrictive Covenants. So long as the Series B Preferred Stock is outstanding, pursuant to the Articles of Amendment, the Company has agreed to refrain from taking certain actions without the approval of the Company’s holders of a majority of the then outstanding Series B Preferred Stock voting separately as a class (the “Series B Vote”). The Company has agreed, with certain exceptions, to refrain from (either directly or indirectly by merger, consolidation or reclassification):

•	amending the Articles of Incorporation, By-laws or other governing documents so as to increase the number of authorized shares of the Company’s Preferred Stock;

•	adversely changing the rights, preferences or privileges of the Series B Preferred Stock or any holder thereof;

•
creating, authorizing, designating, offering, selling or issuing any equity security that is senior to or pari passu with the Series B Preferred Stock with respect to voting rights, dividends, liquidation preferences or conversion rights;

•	authorizing, offering, selling or issuing any shares of Series A Preferred Stock;

•
creating any new debt instrument or bank line or increasing any existing debt obligation or bank line, excluding trade payables and capital lease lines, if thereafter the Company’s aggregate indebtedness pursuant to such instruments, lines or arrangements entered into after the closing of the Series B Purchase Agreement exceeds $10,000,000 in the aggregate; and

•
declaring or paying any dividends or other distributions with respect to any capital stock of the Company, other than dividends on common stock paid in common stock with respect to any capital stock of the Company and certain purchases or redemptions of securities by the Company.

The Company will seek consent of the holders of the Series B Preferred Stock prior to the issuance of any series of the Convertible Preferred Stock that might require such consent under the above provisions.

Registration Rights of Certain Holders

The Series B Purchase Agreement required the Company to register with the SEC the resale of the shares of common stock into which the shares of Series B Preferred Stock are convertible, the shares of common stock issuable upon conversion of any additional shares Series B Preferred Stock issued as Registration Damages (as defined below) and any shares of common stock issued as (or issuable upon the conversion of exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the foregoing (collectively, the “Registrable Securities”). In compliance with this requirement, the Company filed a registration statement on Form S-3 (File no. 333-140172) with the SEC on January 24, 2007 which was declared effective by the SEC on February 23, 2007.

If the registration statement with respect to the resale of such shares ceases to be effective as to the shares at any time thereafter for longer than 30 days at any one time or 60 days during any one year, the Company may be required to pay liquidated damages to the holder of the Registrable Securities. These liquidated damages, payable in cash or in additional shares of Series B Preferred Stock at the Company’s election, will be equal to 1% (the “Non-Registration Fee”) of the purchase price attributable to the Registrable Securities with respect to which the registration statement is not effective (the “Registration Damages”). The Non-Registration Fee may increase to 3% if the failure to maintain a registration statement is directly or indirectly the result of the Company’s fraud or gross negligence. The Non-Registration Fee will continue to accrue during each calendar month (or a lesser pro rata share if such period is less than a full calendar month) in which a registration statement is not effective until the earlier of the time (i) the registration statement becomes effective, (ii) the securities are sold or become eligible for resale pursuant to Rule 144 under the Securities Act, and (iii) the Company’s offers to purchase such securities and makes funds available for such purchase.

Notwithstanding the foregoing, in no event, will the Registration Damages exceed $30 million or be payable to a holder if the failure to maintain a registration statement with respect to the securities relates primarily to an act or omission of such holder.

A description of any applicable lock up to which the holders of Series B Preferred Stock or any other shareholders may be subject in connection with any offering of securities made hereby will be included in the relevant prospectus supplement.

Anti-Takeover Protections

Our articles of incorporation, bylaws and Washington law may discourage, delay or prevent a merger or acquisition that a shareholder may consider favorable. These provisions include:

•
authorizing the board of directors to issue additional common and preferred stock. As described above, this could make it more difficult for a third party to acquire us because our board of directors could issue new securities without a shareholder vote that might significantly dilute any potential acquiror.

•	not permitting cumulative voting in the election of directors. This makes it more difficult for a minority shareholder to gain representation on the board of directors.

•	limiting the persons who may call special meetings of shareholders to the President, the Board, the Secretary or shareholders holding 25% or more of the outstanding shares.

•
establishing advance notice requirements for nominations for election of the board of directors or for proposing matters that can be acted on by shareholders at shareholder meetings. This allows management to exercise control over the agenda considered at shareholder meetings.

We are also subject to provisions of Washington law that could delay, deter or prevent us from entering into an acquisition. Chapter 19 of the Washington Business Corporation Act prohibits a Washington corporation such as us from engaging in a business combination with an interested shareholder unless specific conditions, for example, approval of our board of directors, are met. As a result, any potential purchaser must have the prior approval of our board in order to effect a takeover or, if no such board approval is received, the transaction would be delayed five years, effectively deterring most unsolicited purchasers.

Business Combination Statute

The Company is subject to the provisions of Washington Business Corporation Act, Section 23B.19 of the Revised Code of Washington, which prohibits a “target corporation,” with certain exceptions, from engaging in certain “significant business transactions,” such as a merger or sale of assets, with an “acquiring person” who acquires more than 10% of the voting securities of the target corporation for a period of five years after such acquisition, unless the transaction is approved by the majority of the members of the target corporation’s board of directors prior to the date of the transaction, or approved by the shareholders within five years following the acquisition of more than 10% of the voting securities of the target corporation, or unless the aggregate amount of the cash and the market value of non-cash consideration received by holders of outstanding shares of any class or series of stock of the target corporation is equal to certain minimum amounts. This provision could have the effect of discouraging a takeover offer for our shares that do not meet these requirements.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Listing

Our common stock is listed on The NASDAQ Global Market under the symbol “AIRN.”

Issuances of preferred shares are subject to the applicable rules of The NASDAQ Global Market or other regulatory organizations on whose systems our stock may then be quoted or listed. The issuance of shares of convertible preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by our stockholders and may adversely affect the voting and other rights of the holders of our common stock, including the loss of voting control to others.

Our board of directors, in approving the issuance of a series of our convertible preferred stock, has the authority to determine, and the applicable prospectus supplement may set forth with respect to such series, the following terms, among others:

•	the number of shares constituting that series and the distinctive designation of that series;

•	the voting rights of that series, if any, and the terms of such voting rights;

•
whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of any such redemption, including the date or dates upon or after which such shares shall be redeemable and the amount payable per share in case of redemption, which amount may vary under different conditions and at different redemption dates;

•	whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and conditions and amount of such sinking fund;

•
the rights of shares of that series in the event of a merger, acquisition, voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of Airspan, and the relative rights of priority, if any, of payment of shares of that series over shares of any other class or series;

•
whether the issuance of any additional shares of that series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series;

•
the terms of conversion of the shares into shares of common stock or any other class or series, or any other security of Airspan or any other corporation, and, if so, the specification of such other class, series or type of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which the shares of the series shall be convertible or exchangeable and all other terms and conditions upon which such conversion may be made;

•
the dividend rate, if any, of that series, the conditions of and the time of payment thereof, whether dividends shall be cumulative, and, if so, the date or dates from which any cumulative dividends shall commence to accrue, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other class or series; and

•
any other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of that series as the board of directors may deem advisable and as shall not be inconsistent with the provisions of our amended and restated articles of incorporation and as permitted under the laws of the State of Washington.

Material U.S. federal income tax considerations pertaining to an investment in our convertible preferred stock will be described in the applicable prospectus supplement.

  DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a current report on Form 8−K.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

The warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

  PLAN OF DISTRIBUTION

We may sell the securities:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any such methods of sale.

Any underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. The prospectus supplement relating to any offering of securities will set forth its offering terms, including the name or names of any underwriters, the purchase price of the securities and the proceeds to us from such sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, any initial public offering price, and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers, and any securities exchanges on which the securities may be listed. Only underwriters so named in the prospectus supplement are deemed to be underwriters in connection with the securities offered hereby.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the offered securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the accompanying prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase securities from us at the public offering price set forth in the accompanying prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to any conditions set forth in the accompanying prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of these contracts. The underwriters and other persons soliciting these contracts will have no responsibility for the validity or performance of any such contracts.

Securities offered may be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading market for any such securities.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution by us to payments they may be required to make in respect thereof.

Certain of the underwriters, agents or dealers and their associates may be customers of, or engage in transactions with and perform services for us in the ordinary course of business.

  VALIDITY OF SECURITIES

Certain legal matters in connection with the validity of the securities of the Company will be passed upon for us by Dorsey & Whitney LLP, New York, New York.

  EXPERTS

Our consolidated financial statements for the years ended December 31, 2006 and December 31, 2005 appearing in our Annual Report on Form 10-K for the year ended December 31, 2006, including the schedule appearing therein, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, included therein, have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

Our consolidated financial statements for the year ended December 31, 2004 appearing in our Annual Report on Form 10-K for the year ended December 31, 2006 (including the schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounts, as indicated in their report thereon included therein and incorporated herein by reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities, other than underwriting discounts and agency fees or commissions, are set forth in the following table. All amounts except the SEC registration fee are estimated. None of these expenses will be borne by the Selling Shareholder.

SEC registration fee	$1,535.00
The NASDAQ Global Market listing fees	$5,000.00
Accounting fees and expenses	$35,000.00
Printing expenses	$10,000.00
Legal fees and expenses	$50,000.00
Miscellaneous	$5,000.00
Total	$106,535.00

Item 15. Indemnification of Directors and Officers.

Section 23B.08.510 of the Washington Business Corporation Act authorizes Washington corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. The Company’s Amended and Restated Articles of Incorporation require indemnification of the Company’s officers and directors to the fullest extent permitted by Washington law. The Company also maintains directors’ and officers’ liability insurance.

The Company’s Amended and Restated Articles of Incorporation, as amended to date, provide that the Company shall, to the full extent permitted by the Washington Business Corporation Act of the State of Washington, as amended from time to time, indemnify all directors and officers of the Company and advance expenses to each of our currently acting and former directors, subject to certain exceptions in the By-laws. In addition, the Company’s Amended and Restated Articles of Incorporation contain a provision eliminating the personal liability of directors to the Company or its shareholders for monetary damages arising out of a breach of fiduciary duty to the full extent permitted by the Washington Business Corporation Act of the State of Washington. Under Washington law, this provision eliminates the liability of a director for breach of fiduciary duty but does not eliminate the personal liability of any director for (i) acts or omissions of a director that involve intentional misconduct or a knowing violation of law, (ii) conduct in violation of Section 23B.08.310 of the Washington Business Corporation Act (which section relates to unlawful distributions), or (iii) any transaction from which a director personally received a benefit in money, property or services to which the director was not legally entitled.

The Company’s Amended and Restated Articles of Incorporation, as amended to date, further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Washington Business Corporation Act is amended to expand the indemnification permitted to directors or officers the Company must indemnify those persons to the full extent permitted by such law as so amended.

Directors and officers of the Company are insured, at the expense of the Company, against certain liabilities which might arise out of their employment and which might not be indemnified or indemnifiable under the By-Laws. The primary coverage is provided by a Directors and Officers Liability Insurance Policy in customary form. No deductibles or retentions apply to individual directors or officers.

Item 16. Exhibits.

Exhibit No.	Description

1.1**	Form of Equity Underwriting Agreement
4.1	Second Amended and Restated Articles of Incorporation of Airspan (Incorporated by reference to Airspan’s Quarterly Report on Form 10-Q for the quarter ended April 4, 2004.)
4.2	Articles of Amendment to the Articles of Incorporation of Airspan (Incorporated by reference to Airspan’s Current Report on Form 8-K filed on September 15, 2004.)
4.3	Articles of Amendment to the Articles of Incorporation of Airspan (Incorporated by reference to Airspan’s Current Report on Form 8-K filed on September 26, 2006.)
4.4	Amended and Restated By-laws of Airspan (Incorporated by reference to Airspan’s Annual Report on Form 10-K for the year ended December 31, 2006.)
4.7	Form of Common Stock Certificate (Incorporated by reference to the Company’s Registration Statement on Form S-1 (Registration No. 33-34514) filed April 11, 2000.)
4.8
Preferred Stock Purchase Agreement, dated July 28, 2006, among Airspan and Oak Investment Partners XI, Limited Partnership, including exhibits thereto (Incorporated by reference to Airspan’s Current Report on Form 8-K filed on August 1, 2006.)

4.11**	Form of Preferred Stock Certificate
4.12**	Form of Common Stock Warrant Agreement and Warrant Certificate
4.13**	Form of Preferred Stock Warrant Agreement and Warrant Certificate
5.1	Opinion of Dorsey & Whitney LLP
23.1	Consent of Independent Registered Public Accounting Firm - Grant Thornton LLP
23.2	Consent of Independent Registered Public Accounting Firm - Ernst & Young LLP
23.3	Consent of Dorsey & Whitney LLP (included as part of Exhibit 5.1)
24.1	Power of Attorney (see page II-6)

*	Incorporated herein by reference as indicated.

**	To be filed either by amendment or as an exhibit to an Exchange Act report of the registrant and incorporated herein by reference.

Item 17. Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or that is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)  To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)  That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of a registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter had been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)  That:

(i)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)  To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 11th day of June, 2007.

AIRSPAN NETWORKS INC.

By:	/s/ Eric D. Stonestrom
Name: Eric D. Stonestrom
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below constitutes and appoints Eric D. Stonestrom and Matthew J. Desch, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all pre-effective and post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that such attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Eric D. Stonestrom	President, Chief Executive Officer and	June 8, 2007
Eric D. Stonestrom	Director (Principal Executive Officer)

/s/ David Brant	Senior Vice President and Chief Financial Officer	June 8, 2007
David Brant	(Principal Financial Officer and Principal Accounting Officer)

/s/ Matthew J. Desch	Chairman of the Board and Director	June 6, 2007
Matthew J. Desch

/s/ Julianne M. Biagini	Director	June 11, 2007
Julianne M. Biagini

/s/ Bandel L. Carano	Director	June 8, 2007
Bandel L. Carano

Signature	Title	Date

/s/ Michael T. Flynn	Director	June 6, 2007
Michael T. Flynn

/s/ Frederick R. Fromm	Director	June 7, 2007
Frederick R. Fromm

/s/ Guillermo Heredia	Director	June 9, 2007
Guillermo Heredia

/s/ Thomas S. Huseby	Director	June 6, 2007
Thomas S. Huseby

/s/ David A. Twyver	Director	June 7, 2007
David Twyver

EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of Eqity Underwriting Agreement
4.1	Second Amended and Restated Articles of Incorporation of Airspan (Incorporated by reference to Airspan’s Quarterly Report on Form 10-Q for the quarter ended April 4, 2004.)
4.2	Articles of Amendment to the Articles of Incorporation of Airspan (Incorporated by reference to Airspan’s Current Report on Form 8-K filed on September 15, 2004.)
4.3	Articles of Amendment to the Articles of Incorporation of Airspan (Incorporated by reference to Airspan’s Current Report on Form 8-K filed on September 26, 2006.)
4.4	Amended and Restated By-laws of Airspan (Incorporated by reference to Airspan’s Annual Report on Form 10-K for the year ended December 31, 2006.)
4.7	Form of Common Stock Certificate (Incorporated by reference to the Company’s Registration Statement on Form S-1 (Registration No. 33-34514) filed April 11, 2000.)
4.8
Preferred Stock Purchase Agreement, dated July 28, 2006, among Airspan and Oak Investment Partners XI, Limited Partnership, including exhibits thereto (Incorporated by reference to Airspan’s Current Report on Form 8-K filed on August 1, 2006.)

4.11**	Form of Preferred Stock Certificate
4.12**	Form of Common Stock Warrant Agreement and Warrant Certificate
4.13**	Form of Preferred Stock Warrant Agreement and Warrant Certificate
5.1	Opinion of Dorsey & Whitney LLP
23.1	Consent of Independent Registered Public Accounting Firm - Grant Thornton LLP
23.2	Consent of Independent Registered Public Accounting Firm - Ernst & Young LLP
23.3	Consent of Dorsey & Whitney LLP (included as part of Exhibit 5.1)
24.1	Power of Attorney (see page II-6)

*	Incorporated herein by reference as indicated.

**	To be filed either by amendment or as an exhibit to an Exchange Act report of the registrant and incorporated herein by reference.